Exhibit 23.2


Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement (Form SB-2 No. 333-102348) on WorldWater Corp. of our report dated April 13, 2002, with respect to the consolidated financial statements of WorldWater Corp. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.


/s/ Civale, Silvestri, Alfieri, Martin & Higgins, LLC


Mercerville, New Jersey
March 29, 2003